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                                                              EXHIBIT 10(iii)(e)

                                EXXON CORPORATION

                          SHORT TERM INCENTIVE PROGRAM
                       (as last amended January 26, 2000)


     I. Purpose. The Short Term Incentive Program is intended to help maintain and develop strong management through incentive awards to key employees of the Corporation and certain of its affiliates for recognition of efforts and accomplishments which contribute materially to the success of the Corporation's business interests.

     II. Definitions. In this Program, except where the context otherwise indicates, the following definitions apply:

          (1) 'Administrative authority' means one of the following, as appropriate in accordance with Section III: the Board; any committee to which the Board delegates authority to administer this Program; or, in individual cases, the Chairman of the Board or persons acting under his direction.

          (2) 'Affiliate' means (a) any subsidiary and (b) any other corporation, partnership, joint venture, or other entity in which the Corporation, directly or indirectly, owns an equity interest and which the administrative authority deems to be an affiliate for purposes of this Program (including, without limitation, for purposes of determining whether a change of employment constitutes a termination).

          (3) "Award" means a bonus, bonus unit, or other incentive award under this Program.

          (4) "Board" means the Board of Directors of the Corporation.

          (5) "Board Compensation Committee," hereinafter sometimes called the "BCC," means the committee of the Board so designated.

          (6) "Bonus" means an award granted under this Program which may be payable in cash or other consideration as specified by the grant.

          (7) "Bonus unit" means an award granted under this Program to receive from the Corporation an amount of cash or other consideration not to exceed the maximum settlement value and based upon a measurement for valuation as specified by the grant. The term bonus unit includes, but is not limited to, earnings bonus units.

          (8) "By the grant" means by the action of the granting authority at the time of the grant of an award hereunder, or at the time of an amendment of the grant, as the case may be.
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          (9)  "Corporation" means Exxon Corporation, a New Jersey corporation.

          (10) "Designated beneficiary" means the person designated by the grantee of an award hereunder to be entitled, on the death of the grantee, to any remaining rights arising out of such award. Such designation must be made in writing and in accordance with such regulations as the administrative authority may establish.

          (11) "Detrimental activity" means activity that is determined in individual cases by the administrative authority to be detrimental to the interests of the Corporation or any affiliate.

          (12) "Earnings bonus unit," hereinafter sometimes called an "EBU," means a bonus unit granting the right to receive from the Corporation at the settlement date specified by the grant, or at a later payment date so specified, an amount of cash equal to the Corporation's cumulative consolidated earnings per common share as reflected in its quarterly earnings statements as initially published commencing with earnings for the first full quarter following the date of grant to and including the last full quarter preceding the date of settlement, but the amount of such settlement shall not exceed the maximum settlement value specified by the grant.

          (13) "Eligible employee" means an employee of the Corporation or a subsidiary who is a director or officer, or in a managerial, professional, or other key position as determined by the granting authority.

          (14) "Employee" means an employee of the Corporation or an affiliate.

          (15) "Grantee" means a recipient of an award under this Program.

          (16) "Granting authority" means the Board or any appropriate committee authorized to grant and amend awards under this Program in accordance with
     Section V and to exercise other powers of the granting authority hereunder.

          (17) "Reporting person" means a person subject to the reporting requirements of Section 16 with respect to equity securities of the Corporation.

          (18) "Section 16" means Section 16 of the Securities Exchange Act of 1934, together with the rules and interpretations thereunder, as in effect from time to time.

          (19) 'Subsidiary' means a corporation, partnership, joint venture, or other entity in which the Corporation, directly or indirectly, owns a 50% or greater equity interest.

          (20) "Terminate" means cease to be an employee for any reason, except by death, but a change of employment from the Corporation or one affiliate to another affiliate or to the Corporation shall not be considered a termination. For purposes of this Program, the administrative authority may determine that the time or date of termination is the day an


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     employee resigns, accepts employment with another employer or otherwise indicates an intent to resign, which time or date need not necessarily be the last day on the payroll.

          (21) "Terminate normally" for purposes of this Program means terminate

          (a)  at normal retirement time for that employee, or

          (b) with written approval of the administrative authority given in the context of recognition that all or a specified portion of the outstanding awards to that employee will not expire or be forfeited or annulled because of such termination.

          (22) "Year" means calendar year.

          III. Administration.

          (1) The Board is the ultimate administrative authority for this Program, with the power to conclusively interpret its provisions and decide all questions of fact arising in its application. The Board may delegate its authority pursuant to any provision of this Program to a committee which, except in the case of the BCC, need not be a committee of the Board. Subject to the authority of the Board or an authorized committee and excluding cases involving the Chairman as grantee, the Chairman of the Board and persons acting under his direction may serve as the administrative authority under this Program for purposes of making determinations and interpretations in individual cases.

          (2) The Board and any committee acting as the administrative authority under this Program can act by regulation, by making individual determinations, or by both. The Chairman of the Board and persons designated by him can act as the administrative authority under this Program only by making individual determinations.

          (3) All determinations and interpretations pursuant to the provisions of this Program shall be binding and conclusive upon the individual employees involved and all persons claiming under them.

          (4) It is intended that this Program shall not be subject to the provisions of Section 16 and that awards granted hereunder shall not be considered equity securities of the Corporation within the meaning of
     Section 16. Accordingly, no award under this Program shall be payable in any equity security of the Corporation. In the event an award to a reporting person under this Program should be deemed to be an equity security of the Corporation within the meaning of Section 16, such award may, to the extent permitted by law and deemed advisable by the granting authority, be amended so as not to constitute such an equity security or be annulled. Each award to a reporting person under this Program shall be deemed issued subject to the foregoing qualification.

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          (5) An award under this Program is not transferable prior to payment or settlement except, as provided in the award, by will or the laws of descent and distribution, and is not subject, in whole or in part, to attachment, execution, or levy of any kind. The designation by a grantee of a designated beneficiary shall not constitute a transfer.

          (6) The grantee's designated beneficiary or, if there is no designated beneficiary, the grantee's personal representative shall be entitled to any remaining rights with respect to an award granted under this Program existing after the grantee dies.

          (7) Except as otherwise provided herein, a particular form of award may be granted to an eligible employee either alone or in addition to other awards hereunder. The provisions of particular forms of award need not be the same with respect to each recipient.

          (8) If the administrative authority believes that a grantee (a) may have engaged in detrimental activity or (b) may have accepted employment with another employer or otherwise indicated an intent to resign, the authority may suspend the delivery, vesting or settlement of all or any specified portion of such grantee's outstanding awards pending an investigation of the matter.

          (9) This Program and all action taken under it shall be governed by the laws of the State of New York.

          IV. Annual Ceiling. In respect to each year under the Program, the BCC shall, pursuant to authority delegated by the Board, establish a ceiling on the aggregate dollar amount that can be awarded hereunder. With respect to bonuses granted in a particular year under the Program, the sum of:

               (1) the aggregate amount of bonuses in cash, and

               (2) the aggregate maximum settlement value of bonuses in any form of bonus unit shall not exceed such ceiling.

     The BCC may revise the ceiling as it deems appropriate.

          V. Right to Grant Awards; Reserved Powers. The Board is the ultimate granting authority for this Program, with the power to select eligible employees for participation in this Program and to make all decisions concerning the grant or amendment of awards. The Board may delegate such authority in whole or in part to a committee which, except in the case of the BCC, need not be a committee of the Board.

          VI. Term. The term of this Program begins on November 1, 1993 and shall continue until terminated by the Board.


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          VII.  Bonuses Grantable. A bonus is grantable in respect of any year to any eligible employee during such year if, should it be granted, the aggregate amount of the bonuses granted in respect of that year will not exceed the ceiling established from time to time by the BCC. In this connection, each bonus granted ceases to be effectively granted to the extent that the grant is annulled. No award may be granted to a member of the BCC.

          VIII. Form of Bonus. Subject to Section III(4), a grantable bonus can be granted to any eligible employee in respect of any year either wholly in cash, bonus units, or other consideration, or partly in two or more such forms.

          IX. Settlement of Bonuses. Each grant shall specify the time and method of settlement as determined by the granting authority, provided that no such determination shall authorize settlement to be made later than the tenth anniversary of the grantee's date of termination. Each grant, any portion of which is granted in bonus units, shall specify as the regular method of settlement for that portion a settlement date, which may be accelerated to an earlier time as specified by the grant, provided, however, whether or not the settlement date has been accelerated, payment of cash to the grantee to complete such settlement may be postponed, by the grant, so long as such payment is not postponed beyond the tenth anniversary of the grantee's date of termination. The granting authority, by amendment of the grant prior to payment or delivery, can modify any method of settlement for any bonus or portion thereof, provided that the settlement of any bonus shall be completed by the payment of any cash not later than the tenth anniversary of the grantee's date of termination.

          X. Installments Payable After Death. If any bonus or installment thereof is payable after the grantee dies, it shall be payable

                (1) to the grantee's designated beneficiary or, if there is no designated beneficiary, to the grantee's personal representative, and

                (2) either in the form specified by the grant or otherwise, as may be determined in the individual case by the administrative authority.

          XI. Interest Equivalents. With respect to the relevant portion of a bonus granted in cash for delivery more than six months after the date of grant, there shall be credited to the grantee an amount equivalent to interest (which may be compounded) as specified by the grant with respect to the period beginning at the date of grant and ending on the date as specified by the grant. The rate of interest, if any, credited to the grantee shall be determined from time to time by the BCC.

          With respect to the relevant portion of a bonus granted in bonus units the payment of cash in settlement of which is postponed more than six months after the settlement date, there shall be credited to the grantee an amount equivalent to interest (which may be


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     compounded) as specified by the grant.  The rate of interest, if any, credited to the grantee shall be determined from time to time by the BCC.

          Such credits for interest equivalents shall not be included in any computation made for purposes of any ceiling established by the BCC pursuant to Section IV.

          When a bonus in cash is paid, any interest equivalents so credited on the cash shall be paid. When a bonus in units is paid, any interest equivalents so credited on the units shall be paid.

          XII. Annulment of Grant. The grant of any bonus or portion thereof is provisional until cash or other consideration is paid in settlement thereof, except to the extent the granting authority shall have declared the bonus to be vested and nonforfeitable. If, while the grant is provisional,

                (1) the grantee terminates but does not terminate normally, or

                (2) the grantee is determined to have engaged in detrimental activity, the grant shall be annulled as of the time of termination, or the date such activity is determined to be detrimental, as the case may be.

          XIII. Amendments to this Program. The Board can from time to time amend or terminate this Program, or any provision hereof. An amendment of this Program shall, unless the amendment provides otherwise, be effective for all outstanding awards.

          XIV. Amendments to Awards. The granting authority may amend any outstanding award under this Program to incorporate any terms that could then be incorporated in a new award under this Program.

          XV. Withholding Taxes. The Corporation shall have the right to deduct from any cash payment made under this Program any federal, state or local income or other taxes required by law to be withheld with respect to such payment. In the case of a payment under this Program other than cash, the grantee will pay to the Corporation such amount of cash as may be requested by the Corporation for purpose of satisfying any liability for such withholding taxes.

          XVI. Grant of Awards to Employees Who Are Foreign Nationals. Without amending this Program, but subject to the limitations specified in Section III(4), the granting authority can grant or amend, and the administrative authority can administer, annul, or terminate, awards to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Program as may in its judgment be necessary or desirable to foster and promote achievement of the purposes of this Program.


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